EXHIBIT 10.2

Fourth Amendment
to the
Bowater Incorporated
Retirement Plan for Outside Directors
As Amended and Restated
February 26, 1999

     WHEREAS, Bowater Incorporated, a Delaware corporation (the “Corporation”), established the Bowater Incorporated Retirement Plan for Outside Directors (the “Plan”); and

     WHEREAS, the Executive Committee of the Board of Directors of the Corporation desires to amend the Plan;

     NOW, THEREFORE, effective May 11, 2005 (the “Effective Date”), the Plan shall be amended as follows:

     1. No person who is not a Participating Director immediately prior to the Effective Date shall become a Participating Director in the Plan on or after the Effective Date.

     2. For purposes of determining a Participating Director’s Final Average Earnings, amounts payable for periods on and after the Effective Date shall be disregarded.

     3. To the extent that a Participating Director’s rights under the Plan are contingent on the Participating Director’s age, the determination of such age shall be based on the Participating Director’s age on the date relevant to the applicable provision of the Plan, without regard to whether such date occurs before, on, or after the Effective Date.

     4. For purposes of determining a Participating Director’s retirement benefits in accordance with section 4.01 of the Plan, including benefits provided to pursuant to other portions of the Plan that are based on the determination under section 4.01 of the Plan, a Participating Director’s years of continuous service after the Effective Date shall be disregarded.

     5. For purposes of determining whether a Participating Director has completed five years of service and continuous service for purposes of sections 3.01, 3.02, and 3.03, periods before and after the Effective Date shall be taken into account.

     6. Notwithstanding the foregoing, this amendment shall not apply to any person who is either:

(a)	A Participating Director who is not a member of the Board on December 31, 2005.

(b)	A Participating Director who, as of the Effective Date, had completed five years of service with the Board and who has elected in accordance with the procedures established by the Company not to have this amendment apply to him.

     7. Subject to the foregoing, the Plan shall remain in full force and effect on and after the Effective Date.

Capitalized terms not defined in this amendment shall have the meaning ascribed to them in the Plan.

     IN WITNESS WHEREOF, Bowater Incorporated has caused this Fourth Amendment to be executed by a duly authorized member of the Executive Committee of the Board of Directors as of the 23rd day of March, 2005.

BOWATER INCORPORATED

Executive Committee of the Board of Directors

By:	/s/ Arnold M. Nemirow

Arnold M. Nemirow

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